Exhibit 99.1

PRESS RELEASE
XO Holdings Reports Third Quarter 2007 Financial Results
•	Total Revenue Up 2% to $359.4 Million Compared to Previous Quarter

•	Data and IP Services Revenue Up 27% Year over Year and 12% Over Previous Quarter

•	Adjusted EBITDA of $29 Million and Net Loss of $4.5 Million

•	Launched Enterprise Solutions Group and Completed 800 Gbps Network Capacity Expansion

•	Signed Nationwide Broadband Wireless Reseller Agreement with Global Crossing
RESTON, VA — November 9, 2007 — XO Holdings, Inc. (OTCBB: XOHO.OB) today reported its third quarter 2007 financial and operational results. For the third quarter of 2007, XO Holdings, Inc. (XOH) reported revenue of $359.4 million, $29.0 million of adjusted EBITDA and a net loss of $4.5 million. XOH operates two business segments, XO Communications, LLC (XOC), its nationwide wireline telecommunications business, and Nextlink Wireless, Inc. (Nextlink), its wireless business.
“Revenue in the third quarter was our highest quarterly revenue in two years, demonstrating continued strong demand for our data and IP services for enterprises and high-capacity network services for carriers and service providers,” said Carl Grivner, XO Holdings’ chief executive officer.
“With our expanded IP services portfolio and increased focus on the enterprise market we are expanding the number of customer opportunities with higher-margin data and IP services. Enterprise customers accounted for one third of all new sales orders within XO Business Services, up from 24 % in the first quarter of this year. Demand for wholesale high-capacity network services continues to be strong, and our ongoing network investments give us the ability to quickly meet customer demand.”
“Overall, our strategic investments in new IP services, network enhancements and enterprise and carrier customer initiatives will increase our growth opportunities in 2008.”
Service Revenue

	Q3	Q2	Q3	% Change	% Change
(dollars in millions)	2007	2007	2006	Sequential	Year-over-Year
Data and IP Services(a)	$138.6	$123.7	$108.9	12%	27%
Integrated/Voice Services(b)	$80.2	$81.4	$89.1	(1%)	(10%)
Total Core Services	$218.8	$205.1	$198.0	7%	11%
Other Services(c)	$140.6	$147.8	$154.3	(5%)	(9%)
Total Revenue	$359.4	$352.9	$352.3	2%	2%

(a)	Data and IP Services, which are a subset of Core Services, are defined as Collocation, Dedicated Internet Access, Ethernet, MTNS, Private Line, VPN, Carrier VoIP and Commercial VoIP.

(b)	Integrated/Voice Services, which are subsets of Core Services, are defined as integrated services and carrier voice services.

(c)	Other Services are defined as all small business services, sub- T1 (i.e. dial, DSL), web hosting, interactive voice response and XO One services.

Third Quarter 2007 Financial Results

	Q3	Q2	Q3	% Change	% Change
(dollars in millions)	2007	2007	2006	Sequential	Year-over-Year
Revenue
XOC	$359.2	$352.8	$351.8	2%	2%
Nextlink	$0.5	$0.3	$0.7	67%	(29%)
Eliminations	$(0.3)	$(0.2)	$(0.2)	—	—
XOH	$359.4	$352.9	$352.3	2%	2%
Gross Margin(1)
XOC	$218.1	$202.5	$209.8	8%	4%
Nextlink	$0.3	$0.2	$0.7	50%	(57%)
XOH	$218.4	$202.7	$210.5	8%	4%
Adjusted EBITDA(2)
XOC	$32.2	$24.2	$35.8	33%	(10%)
Nextlink	$(3.2)	$(2.4)	$(1.9)	33%	68%
XOH	$29.0	$21.8	$33.9	33%	(14%)
Net Loss
XOH	$(4.5)	$(36.4)	$(23.0)	(88%)	(80%)
Capital Expenditures
XOC	$63.9	$65.8	$31.7	(3%)	102%
Nextlink	$1.5	$2.5	$0.4	(40%)	275%
XOH	$65.4	$68.3	$32.1	(4%)	104%

(1)	Gross Margin is a Non-GAAP financial measure. See the discussion below entitled “Non-GAAP Financial Measures.”

(2)	Adjusted EBITDA is a Non-GAAP financial measure. See the discussion below entitled “Non-GAAP Financial Measures.”
Commentary
Consolidated revenue for the three months ended September 30, 2007 was $359.4 million, a 2% increase over both the prior quarter and the same period in 2006. The increase in revenue was driven primarily by growth revenue from the Company’s in Data and IP Services, which increased 12% from the prior quarter and 27% from the same period in 2006. The Company continued strong growth in its collocation, commercial VoIP, dedicated Internet access, Ethernet, IP-VPN and high-capacity private line network services. This growth was partially offset by declines in both Traditional Voice Services and Integrated Voice and Data Services. Revenue from these services continued to be adversely impacted by the Company’s shift away from traditional circuit-switched voice services, instead focusing on next-generation IP-based services. Carrier VoIP revenue decreased due to recent challenges experienced by some customers in this category. The Company’s consolidated revenue for the three months ended September 30, 2007 also benefited from certain carrier private line settlements in the third quarter of 2007.
The improvement in net loss benefited from, among other things, $21.5 million received related to the beneficial settlement of a legal matter regarding the Company’s holding of Global Crossing debt securities.
The following are third quarter 2007 highlights from the Company’s business segments: XO Communications and Nextlink.
XO Communications Highlights
•	Total sales bookings up 14% compared to same period last year.

•	Continued strong demand for high-capacity long haul network services with number of orders up 146% compared to same period last year.

•	Wholesale network transport business signed with 55 new carrier, content provider and Internet-centric customers in the third quarter 2007.

•	Completed 800Gbps long haul network capacity upgrade on major coast-to-coast network routes.

•	Revenue from XOptions Flex, the Company’s flagship business VoIP service, grew more than 100% to $20.4 million compared with $10.0 million in the same period last year.

•	Revenue from the Company’s carrier VoIP services, which include VoIP Origination and VoIP Termination, declined 37% to $4.2 million compared to $6.6 million in the same period last year.

•	Launched Enterprise Solutions Group to drive expansion into enterprise market.

•	Enterprise customers, defined as businesses that have a total monthly telecommunications spend of $25,000 or more a month, accounted for 33% of total new sales orders within XO Business Services in third quarter 2007 compared to 24% in first quarter 2007.

•	Expanded IP services portfolio with the launch of three new services: XO SIP, XO One iPBX and XOptions Flex with MPLS IP-VPN.
Nextlink Highlights
•	Revenue increased 67% compared to previous quarter.

•	Signed nationwide reseller agreement with Global Crossing, allowing Global Crossing to utilize Nextlink’s nationwide broadband wireless networks and services for high-capacity metro and last mile access solutions.
Other Developments
The Company continues to generate substantial needs for cash. The current strategy contains elements, including increased levels of capital expenditures to better serve customers, that the Company will not be able to execute without additional financing. As described in greater detail under the sections entitled “Liquidity and Capital Resources” and “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC today, the Company is actively pursuing various alternatives to enable it to avoid future violations of its covenants under its Credit Facility and to provide the Company with sufficient working capital to execute its current business strategy.
On November 5, 2007, the Company obtained another waiver of compliance with the EBITDA covenant of the Credit Facility through September 30, 2008, in accordance with the terms of the Credit Facility.
About XO Holdings
XO Holdings, Inc. (OTCBB: XOHO.OB) is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).
XO Communications is a leading provider of 21st century communications services for businesses and communications services providers, including 50 percent of the Fortune 500 and leading cable companies, carriers, content providers and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XO Communications offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink provides alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For more information, visit www.nextlink.com.
XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XOC in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing the benefit from new initiatives and enhancements to the enterprise and carrier markets, our ability to continue our growth in data and IP services, our ability to expand our market through VoIP and private networking initiatives, the demand for XOC’s core communications services, Nextlink’s ability to expand sales within its wireless network, and XOC’s ability to benefit from increased network capacity and additional services from its long haul network. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Nextlink and XOC may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to generate sufficient capital or to obtain financing. Management is unable to provide assurance that XO Holdings, Inc. or its subsidiaries will ultimately consummate alternative financing transactions or that such financing transactions could be consummated before the lenders under our Credit Facility could accelerate repayment of the outstanding indebtedness. Other factors to consider also include the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q. XOH undertakes no obligation to update any forward-looking statements.
This press release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below in the section entitled “Non-GAAP Financial Measures.”
Accompanying financial statements follow below.

XO HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	September 30,	September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenue:
XOC	$359,228	$351,799
Nextlink	446	751
Eliminations	(320)	(216)

Total revenue	359,354	352,334
Costs and expenses:
Cost of service (exclusive of depreciation and amortization)
XOC	141,058	141,992
Nextlink	173	64
Eliminations	(320)	(216)

Total cost of service	140,911	141,840
Selling, operating, and general:
XOC	186,416	174,322
Nextlink	3,459	2,608

Total selling, operating, and general	189,875	176,930
Depreciation and amortization
XOC	45,719	48,485
Nextlink	178	1,649

Total depreciation and amortization	45,897	50,134
Loss from operations
XOC	(13,965)	(13,000)
Nextlink	(3,364)	(3,570)

Loss from operations	(17,329)	(16,570)
Other income, net	23,076	2,148
Interest expense, net	(9,904)	(8,550)

Net loss before income taxes	(4,157)	(22,972)
Income tax expense	(305)	—

Net loss	(4,462)	(22,972)
Preferred stock accretion	(3,593)	(3,387)

Net loss allocable to common shareholders	$(8,055)	$(26,359)

Net loss allocable to common shareholders per common share, basic and diluted	$(0.04)	$(0.14)

Weighted average shares, basic and diluted	182,075,035	182,001,285

Gross margin (1)	$218,443	$210,494

Adjusted EBITDA:
XOC	32,213	35,770
Nextlink	(3,186)	(1,921)

Total adjusted EBITDA (2)	$29,027	$33,849

XO HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$90,882	$164,556
Marketable securities	1,220	7,190
Accounts receivable, net	146,124	126,137
Other current assets	30,464	32,486
Property and equipment, net	716,776	681,230
Broadband wireless licenses and other intangibles, net	53,515	69,368
Other assets	44,158	38,926

Total assets	$1,083,139	$1,119,893

Accounts payable and other current liabilities	$309,389	$290,780
Long-term debt and accrued interest payable	366,553	327,098
Other long-term liabilities	66,674	62,987
Class A convertible preferred stock	241,164	227,105
Total stockholders’ equity	99,359	211,923

Total liabilities, convertible preferred stock and stockholders’ equity	$1,083,139	$1,119,893

Non-GAAP Financial Measures

(1)	We define gross margin as revenue less cost of service excluding depreciation and amortization expenses. Gross margin is a non-GAAP financial measure which we use to assess our operating performance related solely to providing telecommunications services to our customers without taking into account expenditures that are not directly related to providing such services. Gross margin is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with U.S. generally accepted accounting principles. We believe that gross margin allows management to further assess (i) our operating performance, (ii) profitability across our customer base and (iii) trends in our competitive and regulatory environments. Additionally, we believe that gross margin is a standard measure of operating performance that is commonly reported and widely used by analysts, investors and other interested parties in the telecommunications industry. We believe gross margin provides investors with an additional means to evaluate the results of our operations. Gross margin as used in this report may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies and differences in definition of gross margin. Therefore, we provide additional information on the components of gross margin throughout this report and provide the reconciliations to the most comparable GAAP financial measure. The following tables reconcile reported net loss before income taxes to gross margin, as defined above, for the respective periods presented:

XO HOLDINGS, INC.
Reconciliation of Net Loss Before Income Taxes to Gross Margin
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Net loss before income taxes	$(4,157)	$(36,170)	$(22,972)
Selling, operating and general	189,875	181,402	176,930
Depreciation and amortization	45,897	52,523	50,134
Other income, net	(23,076)	(4,245)	(2,148)
Interest expense, net	9,904	9,191	8,550

Gross margin	$218,443	$202,701	$210,494

XOC
Reconciliation of Loss from Operations to Gross Margin
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Loss from operations	$(13,965)	$(28,729)	$(13,000)
Selling, operating and general	186,416	178,787	174,322
Depreciation and amortization	45,719	52,428	48,485

Gross margin	$218,170	$202,486	$209,807

Nextlink
Reconciliation of Loss from Operations to Gross Margin
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Loss from operations	$(3,364)	$(2,495)	$(3,570)
Selling, operating and general	3,459	2,615	2,608
Depreciation and amortization	178	95	1,649

Gross margin	$273	$215	$687

(2)	Adjusted EBITDA is a non-GAAP financial measure, which we define as net income (loss) before depreciation, amortization, asset impairment charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle and stock-based compensation. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Rather, Adjusted EBITDA is an important measure used by management to assess operating performance of the Company and is used in our budgeting process. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our core on-going operations. Adjusted

EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement. A reconciliation of net loss before income taxes to Adjusted EBITDA is included below:

XO HOLDINGS, INC.
Reconciliation of Net Loss Before Income Taxes to Adjusted EBITDA
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Net loss before income taxes	$(4,157)	$(36,170)	$(22,972)
Depreciation and amortization	45,897	52,523	50,134
Interest income, net	(23,076)	(4,245)	(2,148)
Interest expense, net	9,904	9,191	8,550

EBITDA	$28,568	$21,299	$33,564

Stock-based compensation	459	465	285
Investment gain (loss), net	—	—	—

Adjusted EBITDA	$29,027	$21,764	$33,849

XOC
Reconciliation of Loss from Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Loss from operations	$(13,965)	$(28,729)	$(13,000)
Depreciation and amortization	45,719	52,428	48,485

EBITDA	31,754	23,699	35,485
Stock-based compensation	459	465	285

Adjusted EBITDA	$32,213	$24,164	$35,770

Nextlink
Reconciliation of Loss from Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Loss from operations	$(3,364)	$(2,495)	$(3,570)
Depreciation and amortization	178	95	1,649

EBITDA	(3,186)	(2,400)	(1,921)
Stock-based compensation	—	—	—

Adjusted EBITDA	$(3,186)	$(2,400)	$(1,921)

Limitations on the Use of Non-GAAP Measures
The use of gross margin and adjusted EBITDA has certain limitations. Our presentation of gross margin and adjusted EBITDA may be different from the presentation used by other companies, and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of gross margin and adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.
Gross margin and adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. Gross margin and adjusted EBITDA should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Gross margin and adjusted EBITDA reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.
# # #
Media Contact:
Chad Couser / XO Communications
703-547-2746
chad.couser@xo.com